CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of AAM Brentview Dividend Growth ETF, AAM Sawgrass U.S. Small Cap Quality Growth ETF and AAM Sawgrass U.S. Large Cap Quality Growth ETF, each a series of ETF Series Solutions, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
July 29, 2024